Exhibit 99.1

DALLAS CLEMENT JOINS UNWIRED PLANET BOARD OF DIRECTORS

RENO, NV – June 3, 2014 – Unwired Planet, (NASDAQ: UPIP), today announced that Dallas Clement was appointed to the company’s board of directors. Mr. Clement is executive vice president and chief financial officer for Cox Automotive, a $4.4 billion annual revenue worldwide automotive marketplace provider. In this role, Mr. Clement leads all of the company’s finance functions, as well as legal, corporate development, strategy and investor relations activities.

“Dallas brings considerable skills in strategic and financial planning, plus an increased level of investor communications focus to our board,” said Phil Vachon, Chairman of the Unwired Planet board. “His experience and insight in these areas will be invaluable as we continue to plan and execute our growth strategy. I am personally looking forward to working with Dallas and on behalf of my fellow board members, employees and shareholders welcome him to the Unwired Planet board.”

Previously, Mr. Clement served in several leadership positions spanning 20 years at Cox Communications, leading Cox’s strategy and product management organizations. As the executive vice president and chief strategy and product management officer, Mr. Clement led the development of the company’s long-term planning process, steered Cox to new industries and businesses and provided leadership across the company’s product lines. He also spearheaded Cox’s early wireless strategy and oversaw the execution of spectrum acquisition, business model evaluation, team development, wholesale negotiations, network build and go-to-market positioning. Mr. Clement serves as a director of Airo, a wireless device company and is also a named inventor with patents in the communications sector.

Mr. Clement received a Bachelor of Arts in applied mathematics and economics from Harvard College and holds a Master of Science in engineering-economic systems from Stanford University.

The Unwired Planet board now consists of seven members. For further information and biographies of our board members please consult our website at http://www.unwiredplanet.com.

About Unwired Planet

Unwired Planet, Inc. (NASDAQ: UPIP) is the inventor of the Mobile Internet and a premier intellectual property company focused exclusively on the mobile industry. The company’s patent portfolio of over 2,500 issued and pending US and foreign patents, includes technologies that allow mobile devices to connect to the Internet and enable mobile communications. The portfolio spans 2G, 3G, and 4G technologies, as well as cloud-based mobile applications and services. Unwired Planet’s portfolio includes patents related to key mobile technologies, including baseband mobile communications, mobile browsers, mobile advertising, push notification technology, maps and location based services, mobile application stores, social networking, mobile gaming, and mobile search. Unwired Planet is headquartered in Reno, Nevada. References in this release to Unwired Planet may be to Unwired Planet, Inc. or its subsidiaries.

Cautionary Note Regarding Forward Looking Statements

Any statements in this press release with respect to future events or expectations, including statements regarding the Company’s licensing activities and expectations regarding enhancing shareholder value are forward-looking statements within the meaning of Section 21E of the

Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Unwired Planet assumes no obligation to update the forward-looking statements included in this press release. For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Unwired Planet’s filings with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013. These documents are available at www.sec.gov or from Unwired Planet’s website at www.unwiredplanet.com.

Media Inquiries:

Unwired Planet:

The Blueshirt Group

Mike Bishop

Tel: +1 415-217-4968

E-mail: mike@blueshirtgroup.com

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